EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2019-BNK22 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, Argentic Services Company LP, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Rialto Capital Advisors, LLC, as Special Servicer for the 230 Park Avenue South Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 230 Park Avenue South Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 230 Park Avenue South Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 230 Park Avenue South Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 230 Park Avenue South Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Tysons Tower Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Tysons Tower Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Tysons Tower Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Tysons Tower Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Tysons Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Storage Post Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Storage Post Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Storage Post Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Storage Post Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Storage Post Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the National Anchored Retail Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the National Anchored Retail Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the National Anchored Retail Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the National Anchored Retail Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the National Anchored Retail Portfolio Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Park Tower at Transbay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park Tower at Transbay Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Park Tower at Transbay Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Park Tower at Transbay Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Park Tower at Transbay Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Midtown Center Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Midtown Center Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Midtown Center Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Midtown Center Mortgage Loan, KeyBank National Association, as Special Servicer for the 360 North Crescent Drive Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 360 North Crescent Drive Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 360 North Crescent Drive Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 360 North Crescent Drive Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 360 North Crescent Drive Mortgage Loan.

Dated: March 10, 2025

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)